Exhibit 23



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements of our report dated January 24, 1997, with respect to the consolidated financial statements and schedule of The Black & Decker Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


Registration Statement Number                              Description

33-6610                                                      Form S-8
33-6612                                                      Form S-8
33-26917                                                     Form S-8
33-26918                                                     Form S-8
33-33251                                                     Form S-8
33-39608                                                     Form S-3
33-47651                                                     Form S-8
33-47652                                                     Form S-8
33-53807                                                     Form S-3
33-58795                                                     Form S-8
33-65013                                                     Form S-8
333-03593                                                    Form S-8
333-03595                                                    Form S-8










/s/  ERNST & YOUNG LLP
Baltimore, Maryland
February 24, 1997